           MedSource
              Technologies

                                                                   Exhinit 10.20
                                                                   -------------

           January 12 , 2001


           Mr. Joseph Caffarelli
           1 Iver Lodge
           Bangers Road South
           Iver Bucks SLO 0AW
           United Kingdom

           Dear Joe,

           It gives me great pleasure to present this Offer of Employment. We are impressed with your business skills and your desire to be part of building a significant and successful new entity serving the medical device industry. The primary terms of your employment with MedSource Technologies are specified below:

           Title:                   Senior Vice President & Chief Financial
                                    Officer

           Commencement:            Your employment will commence on a mutually
                                    agreeable date with the expectation that you will begin full time at the earliest mutually acceptable time.

           Office Location:         Your principle place of business will be
                                    located in Minneapolis, Minnesota.

           Salary: $220,000 annually to be paid on a bi-monthly basis, or as otherwise dictated by the MedSource payroll schedule.

           Bonus: Bonuses are paid at the discretion of the Board of Directors of MedSource Technologies and are based on the Company achieving annual target performance thresholds. Your annual bonus opportunity will be 50% of your base salary ($110,000) at target performance performance. The bonus is uncapped. You will be eligible for a bonus payment in the 2001 fiscal year ending June 30, 2001, prorated to your start date, with a guaranteed minimum payment of $25,000 for such prorated period.

           Stock Options:           You will be eligible to participate in the
                                    MedSource non-qualified Stock Option Plan.
                                    You shall receive options to purchase
                                    120,000 shares of the Company's Common Stock at an exercise price to be determined by the Board of Directors at the time of the grant.
                                    The exercise price is expected to be $17 per share, and with acceptance of this position your options would be granted at the February 6, 2001 Board Meeting.

           Vacation:                You will be granted four weeks (20 working
                                    days) of vacation per year or as specified by Company policy. You will be entitled to take paid holidays as determined each year by the Board of Directors.

January 12, 2001
Page 2

           Benefits:                Subject to the terms and conditions of
                                    eligibility, you will be entitled to the benefits package provided to all full-time regular employees of MedSource, which will include a 401k plan, medical, life, and disability insurance coverage.

           Confidentiality:         You will be required to enter into a
                                    non-compete and Confidentiality Agreement.
                                    In consideration for accepting this position
                                    , you will be granted twelve (12) months severance pay, with such payment reduced by income you receive during the severance period from employment in another capacity
                                    (but in no event less than six months of severance shall be paid), in the event (a) you are terminated without Cause (defined below), or (b) following a Change In Control
                                    (defined below) where your duties or
                                    compensation are diminished or your title is changed, and within 60 days of such Change
                                    In Control change in your duties,
                                    compensation, or title, you chose to leave the company. "Cause" is hereby defined as
                                    (i) a commission of fraud or embezzlement by you, or your conviction of or pleading of guilty or no contest to any felony or crime involving moral turpitude, (ii) a breach by you of the Confidentiality Agreement signed by you, (iii) and/or your material failure to discharge your duties, responsibilities and obligations after you have been notified in writing of such failure and shall have had a reasonable time to cure the failure.
                                    "Change in Control" is hereby defined as a transaction or series of transactions whereby a party that is not currently a MedSource shareholder controls at least 51% of the fully-diluted common stock of the Company.

           Expenses:                You will be entitled to reimbursement for
                                    business related out-of-pocket expenses
                                    which include: mileage, meals and other
                                    appropriate business related expenses.

                                    Relocation expenses will be reimbursed per company policy or as otherwise approved by the VP-Human resources and Business Integration.

           Joe, the aforementioned outlines the primary terms and conditions of your employment as we discussed recently. Your employment is "at-will".

           On behalf of us of all of those who have had the pleasure of meeting with you, welcome to the team. We are excited at the prospect of your joining our management team and helping us to build a world leading business in the medical device contract manufacturing market.

           Sincerely,

           /s/

           Richard Effress

           Chairman and CEO

           MedSource Technologies